PRICING SUPPLEMENT NO. 59                                       Rule 424(b)(3)
DATED: April 13, 1998                                         File No. 333-43565
(To Prospectus dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes          Book Entry Notes
$125,000,000                     [x]                          [x]

Original Issue Date:             Fixed Rate Notes             Certificated Notes
April 16, 1998                   [_]                          [_]


Maturity Date:                   CUSIP#: 073928 AT 0
April 16, 1999

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                             Optional           Optional
                       Redemption            Repayment          Repayment
Redeemable On          Price(s)              Date(s)            Price(s)
-------------          -----------           ---------          ----------

N/A                    N/A                   N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Daily

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[_]         LIBOR Telerate

[x]         Prime Rate                        Interest Payment Period: Quarterly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  Three Month

Spread (plus or minus): -2.90%

-----------------------------------

*        Daily on each Business Day.

**       The 16th of each July, October and January and at maturity.

***      The PRIME rate on April 16, 1998 minus 290 basis points.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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